Exhibit 99.1

eBAY INC. REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS

San Jose, Calif., January 21, 2009 — eBay Inc. (Nasdaq: EBAY) today reported financial results for its fourth quarter and year ended December 31, 2008. The ecommerce company posted fourth quarter revenue of $2.04 billion, representing a $145 million year-over-year decrease due primarily to the impact on eBay of a stronger dollar and macroeconomic conditions globally. PayPal, Classifieds, text and graphical advertising and Skype performed well, growing revenue on a year-over-year basis. The company recorded net income on a GAAP basis of $367 million or $0.29 per diluted share, and non-GAAP net income of $524 million or $0.41 per diluted share.

For the full year, eBay Inc. posted $8.54 billion in revenue, net income on a GAAP basis of $1.78 billion or $1.36 per diluted share, and non-GAAP net income of $2.24 billion or $1.71 per diluted share.

GAAP operating margin decreased to 22.3% for the quarter, from 28.7% for the same period last year. Non-GAAP operating margin decreased to 32.8% for the quarter, from 34.6% for the same period last year. For the full year, GAAP operating margin came in at 24.3%, with non-GAAP operating margin at 32.1%.

eBay Inc. generated $684 million of operating cash flow and $525 million of free cash flow during the fourth quarter. The company’s full year operating cash flow was $2.88 billion and free cash flow was $2.32 billion.

“While the holiday season was tough and competitive, our overall results for 2008 were strong,” said eBay Inc. President and CEO John Donahoe. “For 2008, we delivered double-digit revenue and earnings growth; made significant changes in our eBay business; and built a stronger, more diverse portfolio of leading e-commerce businesses. We will build on our strengths in 2009 while managing our business prudently in the continued challenging environment.”

Quarterly Business Highlights

•	eBay Inc. completed the acquisition of Bill Me Later to further extend PayPal’s leadership position in online payments.

•	eBay Inc. completed the acquisition of Den Bla Avis (dba.dk) and BilBasen (bilbasen.dk) in Denmark to further extend its global leadership position in online classifieds.

•	eBay Inc. completed the acquisition of Ticket Technology to enhance the selling platform for StubHub.

•	eBay Inc. completed the acquisition of Positronic, a developer of predictive search technology, to enhance eBay’s efforts to bolster search functionalities on its ecommerce sites.

•	eBay Marketplace sellers in the U.S. lowered shipping costs significantly — dropping the average shipping costs to buyers by 25% compared to the fourth quarter of 2007.

•	Jack Sheng of eForcity, Inc., became eBay Marketplace’s first ever 1 million feedback seller.

•	StubHub announced a partnership with the NHL franchise Buffalo Sabres, HSBC Arena and Tickets.com to enable an integrated ticketing solution for the team and arena.

•	eBay’s Classifieds businesses averaged 91 million unique visitors per month during the quarter, representing an increase of 41% year over year.

•	PayPal expanded its reach on the Web with the launch of merchant service account deals with American Airlines (U.S.), Hoyts Cinemas (Australia), Promarkt (Germany), Aldo Shoes (Canada), Jet2 (U.K.), Laura Ashley (U.K.), Amway (U.S.), and Zappos.com (U.S.).

•	PayPal continued its global expansion with the launch of new localized sites in Mexico, Hong Kong and Singapore.

•	PayPal extended its mobile strategy by partnering with RIM to become the exclusive payment option on the BlackBerry Application StoreFront.

•	SkypeOut minutes reached 2.6 billion globally, a 61% increase year-over-year, driven by very strong adoption in Asia.

•	Skype expanded its senior leadership team with the addition of Daniel Berg as chief technology officer and Christopher S. Dean as chief strategy officer.

Financial Highlights (presented in millions, except per share data and percentages)

	Fourth Quarter
	2007	2008	Change

Net revenue	$2,181	$2,036	$(145)	(7)%
GAAP
Net income	$531	$367	$(164)	(31)%
Earnings per diluted share	$0.39	$0.29	$(0.10)	(26)%
Non-GAAP
Net income	$611	$524	$(87)	(14)%
Earnings per diluted share	$0.45	$0.41	$(0.04)	(9)%

	Full Year
	2007		2008	Change

Net revenue	$7,672		$8,541	$869	11%
GAAP
Net income	$348	*	$1,779	$1,431	—
Earnings per diluted share	$0.25	*	$1.36	$1.11	—
Non-GAAP
Net income	$2,106		$2,245	$139	7%
Earnings per diluted share	$1.53		$1.71	$0.18	12%

*	Includes goodwill impairment charge of $1.39 billion recorded during the year ended December 31, 2007.

Quarterly Business Unit Discussion

Marketplaces

The Marketplaces business unit, which consists of eBay, Shopping.com, StubHub, Kijiji and other ecommerce sites, recorded $1.27 billion in revenue, equating to a 16% year-over-year decline. The revenue drop was attributable to the impact made by the strengthening dollar and the slow-down of the ecommerce market globally on the eBay business. While average monthly unique visitors were down year over year, eBay remained the number one ecommerce site in the U.S., the U.K. and Germany during the 2008 holiday shopping season, according to Nielsen Online. Approximately 55% of Marketplaces revenue came from markets outside the U.S. Gross merchandise volume (excluding vehicles) was $11.47 billion for the quarter, a decrease of 12%, compared to the fourth quarter of 2007. Online classifieds as well as text and graphical advertising revenue grew during the quarter. eBay continues to focus on buyer and seller initiatives to accelerate sold items in the U.S., the U.K. and Germany.

Payments

The Payments business unit posted another solid quarter with $623 million in revenue, an increase of 11% year over year. Net total payment volume (TPV) for the quarter was $15.99 billion, an increase of 14% year over year. The revenue and net TPV growth was fueled by expanded adoption of PayPal Merchant Services across the Web and the inclusion of Bill Me Later, acquired on November 7, 2008. Active accounts reached 70 million, an increase of 23% year-over-year. The Payments business will continue to focus on greater penetration into the Marketplaces business as well as the acquisition of new merchants.

Communications

Skype contributed $145 million in revenue for the quarter, representing 26% year-over-year growth, and posted an eighth consecutive quarter of segment profitability. Skype added 35 million new users during the quarter and ended the period with more than 405 million registered users. In addition to growing its user base, Skype is focused on product strategies to enhance customer engagement.

Other Selected Financial Results

•	Taxes — The GAAP effective tax rate for the quarter was 22%, compared to 21% for the fourth quarter of 2007. The non-GAAP effective tax rate was 24% for both the fourth quarter of 2007 and 2008. The GAAP effective tax rate for 2008 was 19%, while the full year non-GAAP tax rate came in at 21%.

•	Cash and cash equivalents — The company’s cash and cash equivalents totaled $3.19 billion at December 31, 2008, compared to $4.22 billion at December 31, 2007.

Business Outlook

•	First quarter 2009 — eBay expects net revenues in the range of $1.800 to $2.050 billion with GAAP earnings per diluted share in the range of $0.21 to $0.23 and non-GAAP earnings per diluted share in the range of $0.32 to $0.34.

Quarterly Conference Call

eBay will host a conference call to discuss fourth quarter results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company’s Investor Relations web site at http://investor.ebay.com. In addition, an archive of the webcast will be accessible through the same link.

About eBay Inc.

Founded in 1995, eBay Inc. connects hundreds of millions of people around the world every day, empowering them to explore new opportunities and innovate together. eBay Inc. does this by providing the Internet platforms of choice for global commerce, payments and communications. Since its inception, eBay Inc. has expanded to include some of the strongest brands in the world, including eBay, PayPal, Skype, StubHub, Shopping.com, and others. eBay Inc. is headquartered in San Jose, California.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission, or SEC: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income,” “Reconciliation of GAAP to Non-GAAP Effective Tax Rate,” “Reconciliation of Operating Cash Flows to Free Cash Flow” and “Business Outlook” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to the future performance of eBay and its consolidated subsidiaries that are based on our current expectations, forecasts and assumptions and involve risks and uncertainties. The company’s actual results could differ materially from those predicted and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the impact of the credit crisis, economic downturn and other changes in political, business and economic conditions, including conditions that affect consumer confidence or ecommerce growth; fluctuations in foreign exchange rates; the company’s ability to profitably expand its business model to new types of merchandise and sellers; the company’s ability to profitably integrate, manage and grow businesses that have been acquired recently or may be acquired in the future; the company’s need to increasingly achieve growth from its existing users, particularly in its more established markets; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; the company’s need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive and any changes the company may make to its product offerings in response to such risk; the regulatory, intellectual property, competitive and other risks specific to Skype; the competitive, regulatory, credit card association, and other risks specific to PayPal, especially as it continues to expand geographically; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities at reasonable cost; and the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions that may be announced and/or completed after the date hereof.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations web site at http://investor.ebay.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.

Investor Relations Contact:	Vandana Hariharan	408-376-5877
Media Relations Contact:	Jose Mallabo	408-376-7458
Investor Information Request:	408-376-7493
Company News:	http://www.businesswire.com
Investor Relations Web site:	http://investor.ebay.com

eBay Inc.

Unaudited Condensed Consolidated Balance Sheet

	December 31,	December 31,
	2007	2008
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$4,221,191	$3,188,928
Short-term investments	676,264	163,734
Accounts receivable, net	480,557	435,197
Loans and interest receivable, net	—	570,071
Funds receivable and customer accounts	1,513,578	1,467,962
Other current assets	230,915	460,698

Total current assets	7,122,505	6,286,590
Long-term investments	138,237	106,178
Property and equipment, net	1,120,452	1,198,714
Goodwill	6,257,153	7,025,398
Intangible assets, net	596,038	736,134
Other assets	131,652	239,425

Total assets	$15,366,037	$15,592,439

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156,613	$170,332
Funds payable and amounts due to customers	1,513,578	1,467,962
Accrued expenses and other current liabilities	951,139	784,774
Deferred revenue and customer advances	166,495	181,596
Income taxes payable	111,754	100,423
Borrowings from credit agreement	200,000	1,000,000

Total current liabilities	3,099,579	3,705,087
Deferred and other tax liabilities, net	510,557	753,965
Other liabilities	51,299	49,529

Total liabilities	3,661,435	4,508,581

Total stockholders’ equity	11,704,602	11,083,858

Total liabilities and stockholders’ equity	$15,366,037	$15,592,439

eBay Inc.

Unaudited Condensed Consolidated Statement of Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
	(In thousands, except per share amounts)

Net revenues(2)	$2,180,606	$2,035,846	$7,672,329	$8,541,261
Cost of net revenues(1)	505,973	579,591	1,762,972	2,228,069

Gross profit	1,674,633	1,456,255	5,909,357	6,313,192

Operating expenses:
Sales and marketing(1),(4)	506,524	418,361	1,882,810	1,881,551
Product development(1)	169,316	171,207	619,727	725,600
General and administrative(1),(4)	235,928	205,080	904,681	998,871
Provision for transaction and loan losses(4)	83,412	86,581	293,917	347,453
Amortization of acquired intangible assets	53,313	72,444	204,104	234,916
Restructuring	—	49,119	—	49,119
Impairment of goodwill	—	—	1,390,938	—

Total operating expenses	1,048,493	1,002,792	5,296,177	4,237,510

Income from operations(3)	626,140	453,463	613,180	2,075,682
Interest and other income, net	51,921	24,368	154,271	115,919
Interest expense	(6,596)	(4,563)	(16,600)	(8,037)

Income before income taxes	671,465	473,268	750,851	2,183,564
Provision for income taxes	(140,579)	(106,076)	(402,600)	(404,090)

Net income	$530,886	$367,192	$348,251	$1,779,474

Net income per share:
Basic	$0.39	$0.29	$0.26	$1.37

Diluted	$0.39	$0.29	$0.25	$1.36

Weighted average shares:
Basic	1,352,077	1,279,536	1,358,797	1,303,454

Diluted	1,368,067	1,284,279	1,376,174	1,312,608

(1)	Includes stock-based compensation as follows:

Cost of net revenues	$9,466	$11,509	$37,009	$43,417
Sales and marketing	16,798	22,218	81,299	94,314
Product development	19,251	23,769	76,002	95,396
General and administrative	24,138	25,065	107,503	118,915

	$69,653	$82,561	$301,813	$352,042

(2)	Net revenues for the three-month period ended December 31, 2008 were negatively impacted by foreign currency translation of approximately $105 million compared to the same period of the prior year. Net revenues for the year ended December 31, 2008 were positively impacted by foreign currency translation of approximately $191 million compared to the prior year. On a sequential basis, net revenues for the three-month period ended December 31, 2008 were negatively impacted by foreign currency translation of approximately $129 million. Impact of foreign currency translation only includes changes between our functional currencies and our U.S. dollar reporting currency.

(3)	Operating income for the three-month period ended December 31, 2008 was negatively impacted by foreign currency translation of approximately $39 million compared to the same period of the prior year. Operating income for the year ended December 31, 2008 was positively impacted by foreign currency translation of approximately $131 million compared to the prior year. On a sequential basis, operating income for the three-month period ended December 31, 2008 was negatively impacted by foreign currency translation of approximately $61 million. Impact of foreign currency translation only includes changes between our functional currencies and our U.S. dollar reporting currency.

(4)	Beginning with the fourth quarter of 2008, we reclassified certain operating expenses related to the provision for transaction losses, consumer protection costs, provision for loan losses and bad debt expense from “Sales and Marketing” and “General and Administrative” expenses to “Provision for Transaction and Loan Losses.” Prior period amounts have been reclassified to conform to the current presentation. Consolidated operating expenses, as well as segment direct costs, are unchanged.

1

eBay Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2008	2007	2008
	(In thousands)

Cash flows from operating activities:
Net income	$530,886	$367,192	$348,251	$1,779,474
Adjustments:
Provision for transaction and loan losses	83,412	86,581	293,917	347,453
Depreciation and amortization	159,816	201,897	601,621	719,814
Impairment of goodwill	—	—	1,390,938	—
Stock-based compensation expense	69,653	83,842	301,813	353,323
Deferred income taxes	(54,634)	(39,001)	(123,568)	(149,948)
Tax benefit from stock-based compensation	30,320	2,671	143,203	40,891
Excess tax benefit from stock-based compensation	(15,804)	(31)	(84,830)	(4,701)
Changes in assets and liabilities, net of acquisition effects:
Accounts receivable	(99,290)	(18,789)	(185,516)	(66,853)
Funds receivable and customer accounts	83,942	87,873	(336,875)	45,617
Other current assets	74,745	20,911	(105,186)	(91,188)
Other non-current assets	(8,841)	37,382	(89,866)	8,158
Accounts payable	24,247	(18,354)	36,954	14,946
Funds payable and amounts due to customers	(83,942)	(87,873)	336,875	(45,617)
Accrued expenses and other liabilities	(40,457)	(68,241)	(75,668)	(220,591)
Deferred revenue and customer advances	10,330	(2,130)	37,807	10,350
Income taxes payable and other tax liabilities	28,383	30,013	151,459	140,867

Net cash provided by operating activities	792,766	683,943	2,641,329	2,881,995

Cash flows from investing activities:
Purchases of property and equipment, net	(127,933)	(159,151)	(453,967)	(565,890)
Principal loans receivable, net of collections	—	(106,508)	—	(106,508)
Purchases of investments	(65,378)	(138)	(270,676)	(108,128)
Maturities and sales of investments	104,941	93,952	888,757	136,200
Acquisitions, net of cash acquired	(543,370)	(1,201,229)	(863,565)	(1,360,293)
Other	783	(1,358)	6,305	(52,727)

Net cash used in investing activities	(630,957)	(1,374,432)	(693,146)	(2,057,346)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	141,756	36,414	506,955	135,141
Repurchases of common stock, net	(314,698)	(160)	(1,485,397)	(2,179,712)
Excess tax benefits from stock-based compensation	15,804	31	84,830	4,701
Payments on acquired obligations	—	(433,981)	—	(433,981)
Net proceeds from borrowings under the line of credit	200,000	1,000,000	200,000	800,000
Net cash provided by (used in) financing activities	42,862	602,304	(693,612)	(1,673,851)

Effect of exchange rate changes on cash and cash equivalents	103,929	(65,604)	303,828	(183,061)

Net increase (decrease) in cash and cash equivalents	308,600	(153,789)	1,558,399	(1,032,263)
Cash and cash equivalents at beginning of period	3,912,591	3,342,717	2,662,792	4,221,191

Cash and cash equivalents at end of period	$4,221,191	$3,188,928	$4,221,191	$3,188,928

Net cash provided by operating activities	$792,766	$683,943	$2,641,329	$2,881,995
Less: Purchases of property and equipment	(127,933)	(159,151)	(453,967)	(565,890)

Free cash flow	$664,833	$524,792	$2,187,362	$2,316,105

eBay Inc.

Unaudited Summary of Consolidated Net Revenues

Net Revenues by Type

	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2007	2008	2008	2008	2008
	(In thousands, except percentages)

Net transaction revenues(1)
Marketplaces	$1,280,302	$1,267,633	$1,233,307	$1,163,890	$1,046,227
Current quarter vs prior quarter	11%	(1)%	(3)%	(6)%	(10)%
Current quarter vs prior year quarter	17%	14%	9%	1%	(18)%
Percent of Marketplaces revenue from international	54%	54%	55%	52%	54%
Payments	539,301	559,720	580,287	576,302	604,186
Current quarter vs prior quarter	20%	4%	4%	(1)%	5%
Current quarter vs prior year quarter	34%	34%	34%	29%	12%
Percent of Payments revenue from international	44%	43%	44%	45%	45%
Communications	110,364	119,791	130,151	137,201	138,660
Current quarter vs prior quarter	18%	9%	9%	5%	1%
Current quarter vs prior year quarter	80%	62%	51%	46%	26%
Percent of Communications revenue from international	84%	83%	84%	82%	81%

Total net transaction revenues	1,929,967	1,947,144	1,943,745	1,877,393	1,789,073
Current quarter vs prior quarter	14%	1%	(0)%	(3)%	(5)%
Current quarter vs prior year quarter	24%	21%	18%	11%	(7)%
Marketing services and other revenues(1) Marketplaces	222,205	216,684	224,724	212,963	221,323
Current quarter vs prior quarter	35%	(2)%	4%	(5)%	4%
Current quarter vs prior year quarter	51%	56%	43%	29%	(0)%
Percent of Marketplaces revenue from international	49%	58%	61%	61%	62%
Payments	23,411	21,859	21,508	20,909	18,898
Current quarter vs prior quarter	4%	(7)%	(2)%	(3)%	(10)%
Current quarter vs prior year quarter	69%	7%	(2)%	(7)%	(19)%
Percent of Payments revenue from international	49%	50%	56%	52%	33%
Communications	5,023	6,536	5,684	6,266	6,552
Current quarter vs prior quarter	15%	30%	(13)%	10%	5%
Current quarter vs prior year quarter	14%	44%	71%	43%	30%
Percent of Communications revenue from international	70%	67%	66%	64%	61%

Total marketing services and other revenues	250,639	245,079	251,916	240,138	246,773
Current quarter vs prior quarter	31%	(2)%	3%	(5)%	3%
Current quarter vs prior year quarter	51%	50%	38%	25%	(2)%

Total net revenues	$2,180,606	$2,192,223	$2,195,661	$2,117,531	$2,035,846

Current quarter vs prior quarter	15%	1%	0%	(4)%	(4)%
Current quarter vs prior year quarter	27%	24%	20%	12%	(7)%

(1)	Beginning with the first quarter of 2008, we reclassified revenue generated primarily from our Marketplaces non-gross merchandise volume based businesses (which includes Shopping.com, Rent.com and our classified websites) from “Net Transaction Revenues” to “Marketing Services and Other Revenues” in order to more closely align our net transaction revenue presentation with our key operating metrics. “Marketing Services and Other Revenues” also includes amounts previously reflected under “Advertising and Other Revenue.” Prior period amounts have been reclassified to conform to the current presentation. Consolidated revenues, as well as total segment revenues, are unchanged.

eBay Inc.

Unaudited Summary of Consolidated Net Revenues

Net Revenues by Segment

	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2007	2008	2008	2008	2008
	(In thousands, except percentages)

Marketplaces	$1,502,507	$1,484,317	$1,458,031	$1,376,853	$1,267,550
Current quarter vs prior quarter	14%	(1)%	(2)%	(6)%	(8)%
Current quarter vs prior year quarter	21%	19%	13%	4%	(16)%
Percent of Marketplaces revenue from international	54%	55%	56%	53%	55%
Payments	562,712	581,579	601,795	597,211	623,084
Current quarter vs prior quarter	20%	3%	3%	(1)%	4%
Current quarter vs prior year quarter	35%	32%	33%	27%	11%
Percent of Payments revenue from international	44%	43%	44%	45%	45%
Communications	115,387	126,327	135,835	143,467	145,212
Current quarter vs prior quarter	18%	9%	8%	6%	1%
Current quarter vs prior year quarter	76%	61%	51%	46%	26%
Percent of Communications revenue from international	83%	82%	83%	82%	80%

Total net revenues	$2,180,606	$2,192,223	$2,195,661	$2,117,531	$2,035,846

Current quarter vs prior quarter	15%	1%	0%	(4)%	(4)%
Current quarter vs prior year quarter	27%	24%	20%	12%	(7)%

Net Revenues by Geography

	Three Months Ended
	December 31,	March 31,	June 30,	September 30,	December 31,
	2007	2008	2008	2008	2008
	(In thousands, except percentages)

U.S. net revenues	$1,032,336	$1,024,272	$1,002,189	$1,001,637	$941,368
Current quarter vs prior quarter	11%	(1)%	(2)%	(0)%	(6)%
Current quarter vs prior year quarter	18%	16%	12%	8%	(9)%
Percent of total	47%	47%	46%	47%	46%
International net revenues	1,148,270	1,167,951	1,193,472	1,115,894	1,094,478
Current quarter vs prior quarter	20%	2%	2%	(7)%	(2)%
Current quarter vs prior year quarter	35%	32%	27%	16%	(5)%
Percent of total	53%	53%	54%	53%	54%

Total net revenues	$2,180,606	$2,192,223	$2,195,661	$2,117,531	$2,035,846

Current quarter vs prior quarter	15%	1%	0%	(4)%	(4)%
Current quarter vs prior year quarter	27%	24%	20%	12%	(7)%

eBay Inc.

Unaudited eBay Marketplaces Supplemental Operating Data

	December 31,	March 31,	June 30,	September 30,	December 31,
	2007	2008	2008	2008	2008
	(In millions, except percentages)

Active Users(1)	83.2	83.9	84.5	85.7	86.3
Current quarter vs prior quarter	0%	1%	1%	1%	1%
Current quarter vs prior year quarter	2%	1%	1%	3%	4%
Gross Merchandise Volume (excluding vehicles)(2)	$13,107	$12,868	$12,301	$11,361	$11,470
Current quarter vs prior quarter	18%	(2%)	(4%)	(8%)	1%
Current quarter vs prior year quarter	14%	14%	11%	3%	(12%)
Vehicles Gross Merchandise Volume(3)	$3,106	$3,168	$3,383	$2,922	$2,176
Current quarter vs prior quarter	(7%)	2%	7%	(14%)	(26%)
Current quarter vs prior year quarter	8%	7%	(0%)	(12%)	(30%)
Fixed Price Trading (4) as% of total gross merchandise volume	42%	42%	43%	46%	49%
eBay Stores(5) (in thousands)	532	547	552	534	516
Current quarter vs prior quarter	2%	3%	1%	(3%)	(3%)
Current quarter vs prior year quarter	(10%)	(13%)	(15%)	3%	(3%)
Percent of eBay Stores hosted internationally	46%	46%	45%	43%	43%

Rent.com, Shopping.com and eBay’s classifieds websites are not included in these metrics.

(1)	All users, excluding users of Half.com, StubHub and Internet Auction Co., our Korean subsidiary, who bid on, bought, or listed an item within the previous 12-month period. Users may register more than once, and as a result, may have more than one account.

(2)	Total value of all successfully closed items between users on eBay Marketplaces trading platforms during the quarter, regardless of whether the buyer and seller actually consummated the transaction, excluding vehicles gross merchandise volume.

(3)	Total value of all successfully closed vehicle transactions between users on eBay Marketplaces trading platforms during the quarter, regardless of whether the buyer and seller actually consummated the transaction.

(4)	Primarily, total GMV related to eBay’s “Buy It Now” feature on eBay Marketplaces trading platforms during the quarter.

(5)	Total number of eBay Stores worldwide, hosted on eBay Marketplaces trading platforms as of each respective quarter end.

eBay Inc.

Unaudited Payments Supplemental Operating Data

	December 31,	March 31,	June 30,	September 30,	December 31,
	2007	2008	2008	2008	2008
	(In millions, except percentages)

Active registered accounts(1)	57.3	60.2	62.6	65.3	70.4
Current quarter vs prior quarter	5%	5%	4%	4%	8%
Current quarter vs prior year quarter	16%	17%	19%	19%	23%
Net number of payments(2)	203.9	211.0	210.9	214.5	252.2
Current quarter vs prior quarter	18%	3%	(0%)	2%	18%
Current quarter vs prior year quarter	22%	23%	26%	25%	24%
Net total payment volume(3)	$14,044	$14,417	$14,930	$14,812	$15,988
Current quarter vs prior quarter	21%	3%	4%	(1%)	8%
Current quarter vs prior year quarter	35%	34%	35%	28%	14%
Merchant Services net total payment volume as % of net total payment volume	44%	46%	49%	51%	50%
Bill Me Later net total payment volume as % of net total payment volume	—	—	—	—	1%
Transaction rates(4)
Transaction revenue rate	3.84%	3.88%	3.89%	3.89%	3.78%
Transaction processing expense rate	1.18%	1.18%	1.23%	1.20%	1.16%
Transaction loss rate	0.27%	0.24%	0.27%	0.29%	0.33%
Loan portfolio rates
Risk adjusted margin(5)	—	—	—	—	13.37%
Net charge off rate(6)	—	—	—	—	8.75%
90-day delinquency rate(7)	—	—	—	—	3.94%

(1)	All registered accounts that successfully sent or received at least one payment or payment reversal through the PayPal system or Bill Me Later accounts that are currently able to transact and that received a statement within the last 12 months.

(2)	Number of payments, net of payment reversals, successfully completed through our payments network or on Bill Me Later accounts during the period, excluding the payment gateway business.

(3)	Total dollar volume of payments, net of payment reversals, successfully completed through our payments network or on Bill Me Later accounts during the quarter, excluding the payment gateway business.

(4)	Transaction rates represent the ratio of Payments net transaction revenues (including the payment gateway business and Bill Me Later), Payments third-party processing expenses, and Payments fraud and protection program losses relative to net total payment volume.

(5)	Risk adjusted margin represents the annualized ratio of Bill Me Later total revenue less cost of funds less net credit and fraud losses relative to average loans receivable for the 3-month period.

(6)	Net charge off rate represents the annualized ratio of Bill Me Later net credit losses relative to average loans receivable for the 3-month period.

(7)	90-day delinquency rate is the ratio of Bill Me Later end of period account balances that have missed 3 or more consecutive payments relative to total ending loan receivables.

eBay Inc.

Unaudited Communications Supplemental Operating Data

	December 31,	March 31,	June 30,	September 30,	December 31,
	2007	2008	2008	2008	2008
	(In millions, except percentages)

Registered users(1)	276.3	309.3	338.2	370.2	405.3
Current quarter vs prior quarter	12%	12%	9%	9%	9%
Current quarter vs prior year quarter	61%	58%	54%	51%	47%

(1)	Cumulative number of unique user accounts, which includes users who may have registered via non-Skype based websites. Users may register more than once, and as a result, may have more than one account.

eBay Inc.

Business Outlook
(In Millions, Except per Share Amounts and Percentages)

The guidance figures provided below and elsewhere in this press release are forward-looking statements and are approximate in nature because eBay’s future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and eBay assumes no obligation to update it.

eBay’s future performance involves risks and uncertainties, and the company’s actual results could differ materially from the information below. Some of the factors that could affect the company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect eBay’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s investor relations web site at http://investor.ebay.com or the SEC’s web site at www.sec.gov.

	Three Months Ending March 31, 2009
	GAAP		Non-GAAP(a)

Net revenues	$1,800	- $2,050	$1,800	- $2,050
Diluted EPS	$0.21	- $ 0.23	$0.32	- $ 0.34

(a)	Estimated non-GAAP amounts and percentages above for the three months ending March 31, 2009, reflects the estimated quarterly adjustments that exclude the amortization of acquired intangible assets of approximately $70-$80 million, stock-based compensation expense and employer payroll taxes on stock-based compensation of approximately $90-$105 million and restructuring charges of approximately $10-$15 million. See further discussion regarding non-GAAP measures of financial performance on the following pages.

eBay Inc.

Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, eBay uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with eBay’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate eBay’s results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included on pages 13, 15 and 16 of this press release.

These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, and net purchases of property and equipment that may not be indicative of its core operating results and business outlook. In addition, because eBay has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, eBay’s management uses financial statements that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, eBay’s management also uses the foregoing non-GAAP measures in reviewing the financial results of eBay.

eBay excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin and non-GAAP effective tax rate:

Stock-based compensation expense.  This expense consists of expenses for stock options, restricted stock and employee stock purchases under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment.” eBay excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that eBay does not believe are reflective of ongoing operating results.

Employer payroll taxes on stock-based compensation.  This amount is dependent on eBay’s stock price and the timing and size of exercises by employees of their stock options and the vesting of their restricted stock, over which management has limited to no control, and as such does not correlate to eBay’s operation of the business.

Amortization or impairment of acquired intangible assets and impairment of goodwill. eBay incurs amortization or impairments of acquired intangible assets and goodwill in connection with acquisitions. eBay excludes these items because they arise from eBay’s prior acquisitions and have no direct correlation to the current operating results of eBay’s business.

Restructuring.  These charges consist of expenses for employee severance and other exit and disposal costs. eBay excludes restructuring charges primarily because eBay does not believe they are reflective of ongoing operating results.

Income taxes associated with certain non-GAAP entries.  This amount is used to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

In addition to the non-GAAP measures discussed above, eBay also uses free cash flow. Free cash flow represents operating cash flows less net purchases of property and equipment. eBay considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in eBay’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

eBay Inc.

Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2008	2007	2008
	(In thousands, except percentages)

GAAP operating income	$626,140	$453,463	$613,180	$2,075,682
Stock-based compensation expense	69,653	82,561	301,813	352,042
Employer payroll taxes on stock-based compensation	1,522	561	6,872	3,144
Amortization of acquired intangible assets within cost of net revenues	4,351	9,810	19,625	29,225
Amortization of acquired intangible assets within operating expenses	53,313	72,444	204,104	234,916
Restructuring	—	49,119	—	49,119
Impairment of goodwill	—	—	1,390,938	—

Non-GAAP operating income	$754,979	$667,958	$2,536,532	$2,744,128

Non-GAAP operating margin	34.6%	32.8%	33.1%	32.1%

Reconciliation of GAAP Net Income to Non-GAAP Net Income

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2007	2008	2007	2008
	(In thousands, except per share amounts)

GAAP net income	$530,886	$367,192	$348,251	$1,779,474
Stock-based compensation expense	69,653	82,561	301,813	352,042
Employer payroll taxes on stock-based compensation	1,522	561	6,872	3,144
Amortization of acquired intangible assets within cost of net revenues	4,351	9,810	19,625	29,225
Amortization of acquired intangible assets within operating expenses	53,313	72,444	204,104	234,916
Restructuring	—	49,119	—	49,119
Impairment of goodwill	—	—	1,390,938	—
Income taxes associated with certain non-GAAP entries	(48,853)	(57,919)	(165,421)	(202,975)

Non-GAAP net income	$610,872	$523,768	$2,106,182	$2,244,945

Diluted net income per share:
GAAP	$0.39	$0.29	$0.25	$1.36

Non-GAAP	$0.45	$0.41	$1.53	$1.71

Shares used in GAAP and non-GAAP diluted net income per-share calculation	1,368,067	1,284,279	1,376,174	1,312,608